UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 2, 2017

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CRYOLIFE, INC.

(Exact name of registrant as specified in its charter)
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Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W.,  Kennesaw,  Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

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(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corp. Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2017, the Board of Directors (the “Board”) of CryoLife, Inc. a Florida corporation (NYSE: CRY) (the “Company”) increased the size of the Company’s Board to nine members and elected Jeffrey H. Burbank as a director of the Company. Mr. Burbank will be included as one of the Company’s directors who will stand for reelection by the Company’s shareholders at the Company’s Annual Meeting to be held in May 2018. On October 2, 2017, the Company issued a press release regarding Mr. Burbank’s appointment, a copy of which is attached hereto.

The Board has affirmatively determined the Mr. Burbank qualifies as an independent director under the categorical standards of the corporate governance rules of New York Stock Exchange as defined under applicable law.

There are no arrangements or understandings between Mr. Burbank and any person pursuant to which Mr. Burbank was selected as a director, and there are no actual or proposed transactions between Mr. Burbank or any of his related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K (17 CFR 229.404(a)) in connection with his appointment as a director of the Company.

As of the date of his appointment, Mr. Burbank is entitled to receive compensation and participate in the plans of the Company applicable to all of the Company’s directors, as more particularly described on page  17 of the Company’s proxy statement filed March 28, 2017, under the sub-heading “Elements of Non-Employee Director Compensation”. In accordance with such plans, Mr. Burbank will be granted, as soon as practicable after any applicable trading blackout has been lifted, a restricted stock award valued at $67,000 on the grant date, such award to vest one year front grant. In addition, commencing on October 1, 2017, Mr. Burbank will receive monthly cash compensation for his service on the Board ($3,333.33/month) and for his service on the Corporate Governance Committee ($625/month)  until such time as the Company’s Board determines to modify the cash component for director compensation or committee membership or Mr. Burbank ceases to be a director or to serve on the Corporate Governance Committee. Each of the foregoing awards was made in respect of, and prorated to, Mr. Burbank’s service from the date of his appointment until the anticipated date of the Company’s next Annual Meeting.

Except as set forth above, there is no other material Company plan, contract or arrangement in which Mr. Burbank will participate in connection with his appointment.

Section 9Financial Statements and Exhibits.

Item 9.01(d)Exhibits

(a)Financial Statements

Not applicable

(b)Pro Forma Financial Information.

Not applicable.

(c)Shell Company Transactions.

Not applicable.

(d)Exhibits.

Exhibit Number	Description
99.1*	Press release dated October 2, 2017

*This exhibit is furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: October 2, 2017	By:	/s/ D. Ashley Lee
	Name:	D. Ashley Lee
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer